UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2005

CHASE BANK USA, NATIONAL ASSOCIATION

(Formerly CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION)

(Depositor into the Issuer described herein)

CHASE CREDIT CARD MASTER TRUST

(Issuer)

Laws of the United States	333-74303 333-68236 333-83484 333-84400 333-103210 333-118423	22-2382028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Chase Bank USA, National Association White Clay Center Building 200 Route 273 Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 575-5000

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION

201 North Walnut Street, Wilmington, Delaware 19801

(Commission File Number 333-67076)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On August 16, 2005, pursuant to Reassignment No. 3 of Receivables (the “Reassignment No. 3 of Receivables”), between Chase Bank USA, National Association, a national banking association (the “Bank”), and The Bank of New York, a banking corporation organized and existing under the laws of the State of New York (the “Trustee”), the Trustee reconveyed accounts with an approximate aggregate amount of credit card receivables of $6.0 billion to the Bank.

On August 17, 2005, pursuant to Assignment No. 32 of Receivables in Additional Accounts (the “Assignment No. 32 of Receivables in Additional Accounts”), between the Bank and the Trustee, the Bank designated and pledged accounts with an initial approximate aggregate amount of credit card receivables of $5.1 billion to the Trustee.

The Bank services the receivables that are included in Reassignment No. 3 of Receivables and Assignment No. 32 of Receivables in Additional Accounts and will continue to service the accounts associated with such receivables following Reassignment No. 3 of Receivables and Assignment No. 32 of Receivables in Additional Accounts.

The management of the Bank believes that Reassignment No. 3 of Receivables and Assignment No. 32 of Receivables in Additional Accounts will have no material effect on the Chase Credit Card Master Trust (the “Trust”) or the asset backed securities issued by the Trust.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statement and Exhibits.

The following exhibits are filed as a part of this report:

(10.1)	Reassignment No. 3 of Receivables, dated as of August 16, 2005, by and between Chase Bank USA, National Association and The Bank of New York.

(10.2)	Assignment No. 32 of Receivables in Additional Accounts, dated as of August 17, 2005, by and between Chase Bank USA, National Association and The Bank of New York.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHASE BANK USA, NATIONAL ASSOCIATION (formerly known as Chase Manhattan Bank USA, National Association) as Depositor, Transferor and Servicer of the Chase Credit Card Master Trust

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President

Date: August 19, 2005